SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 3, 2005

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Purchase and Sale Agreement
First Amendment to Purchase and Sale Agreement
Press Release

Item 2.01 Completion of Acquisition or Disposition of Assets.

          On March 3, 2005, Natural Resource Partners closed the acquisition of mineral interests from Plum Creek Timber, Inc. that was previously announced on January 31, 2005. The purchase price, as adjusted for anticipated production from the properties, was $21.25 million. The purchase was funded through a combination of NRP’s credit facility and $3.25 million in cash. The coal reserves are located on approximately 175,000 acres in Virginia, West Virginia and Kentucky with most of the reserves leased under 29 different leases. The properties are contiguous to or in close proximity to NRP’s existing assets and will not require additional management personnel or overhead.

          NRP has filed the purchase and sale agreement and the amendment to the purchase and sale agreement as Exhibits 10.1 and 10.2, respectively, to this Form 8-K. The press release announcing the closing of the acquisition as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1	Purchase and Sale Agreement between Plum Creek Timberlands, L.P. and WPP LLC, dated January 28, 2005

10.2	First Amendment to Purchase and Sale Agreement between Plum Creek Timberlands, L.P. and WPP LLC, dated February 17, 2005

99.1	Press Release dated March 3, 2005.

     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP its General Partner

By:	GP Natural Resource Partners LLC its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan Vice President and General Counsel

Dated: March 3, 2005

EXHIBIT INDEX

10.1	Purchase and Sale Agreement between Plum Creek Timberlands, L.P. and WPP LLC, dated January 28, 2005

10.2	First Amendment to Purchase and Sale Agreement between Plum Creek Timberlands, L.P. and WPP LLC, dated February 17, 2005

99.1	Press Release dated March 3, 2005.